UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2023

HIMALAYA TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its Charter)

nevada	000-55282	26-0841675
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

625 Stanwix St. #2504, Pittsburgh, PA 15222

(Address of principal executive offices)

(347) 323-9581

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	HMLA	OTC Pink Current

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒

Background.

This First Amendment to Form 8-K filed on September 27, 2023 notifies investors that we have made a final payment to our Web design provider Brokerwebs for completion of our stock chat room for our social network platform and have engaged Brokerwebs to redesign and pivot our social network for health and wellness from cannabis towards mainstream social media under the brand Goccha!. As a result, we will take down our cannabis site Kanab Club @ https://www.kanab.club/ and have no involvement in the cannabis market. Going forward, we intend to redesign it as a mainstream social media site using our own code and live platform to target the mass market as an independent provider of information and services to consumers and advertisers worldwide. The signed Agreement is included herein as Exhibit 10.2.

Himalaya Technologies, Inc. is referred to herein as “Himalaya”, “we”, “us”, or “the Company”.

Item 8.01 Other Events

Today we issued a press release regarding the completion of our FINRA review on or around June 15, 2023 and our engagement of Brokerwebs LLC to add mobile app functionality to our existing and planned social networks. The Brokerwebs LLC engagement letter and press release are included herein as Exhibits 10.1 and 99.1.

Item 9.01. Exhibits

(10)	Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Himalaya Technologies, Inc. Brokerwebs LLC Engagement Letter Mobile Apps – 09/27/2023*
10.2	Himalaya Technologies, Inc. Brokerwebs LLC Engagement Letter KC Goccha! Pivot – 12/08/2023
99.1	Himalaya Technologies, Inc. Press Release – September 27, 2023*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Incorporated by reference to Form 8-K filed 09/27/2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIMALAYA TECHNOLOGIES, INC.

Date: December 8, 2023	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer